$6,000,000.00

AMENDMENT NO. 5 AND CONSENT

TO

LOAN AND SECURITY AGREEMENT

originally dated as of April 21, 1999

by and among

ALLION HEALTHCARE, INC.
f/k/a THE CARE GROUP, INC.
MAIL ORDER MEDS OF TEXAS, INC.
f/k/a MAIL ORDER MEDS, INC.
MOMS PHARMACY, INC. (NEW YORK)
f/k/a MAIL ORDER MEDS OF NEW YORK, INC.
MOMS PHARMACY, INC. (CALIFORNIA)
MOMS PHARMACY, LLC
MEDICINE MADE EASY
NORTH AMERICAN HOME HEALTH SUPPLY, INC.

("Borrower")

and

GE HFS HOLDINGS, INC.
f/k/a HELLER HEALTHCARE FINANCE, INC.

("Lender")

Amended as of January 4, 2005

AMENDMENT NO. 5 AND CONSENT TO LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 5 AND CONSENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") is made as of this 4th day of January, 2005, by and among ALLION HEALTHCARE, INC. f/k/a THE CARE GROUP, INC., a Delaware corporation ("Allion''), MAIL ORDER MEDS OF TEXAS, INC., a Texas corporation ("Meds Texas”) , MOMS PHARMACY, INC. f/k/a MAIL ORDER MEDS OF NEW YORK INC., a New York corporation, (“Moms New York" and, collectively with Alien and Meds Texas, the "Existing Borrower”), MOMS PHARMACY, INC., a California corporation, ("Moms California"), MOMS PHARMACY, LLC, a Florida limited liability company ("Moms Florida"), MEDICINE MADE EASY, a California corporation ("Medicine Made Ease”), NORTH AMERICAN HOME HEALTH SUPPLY, INC., a California corporation ("North American" and, collectively with Moms New York, Moms California and Moms Florida, the "Additional Borrower"; the Existing Borrower and the Additional Borrower, collectively, the “Borrower"), and GE HFS HOLDINGS, INC f/k/a HELLER HEALTHCARE FINANCE, a Delaware corporation ("Lender”).

RECITALS

WHEREAS, pursuant to that certain Loan and Security Agreement dated April 21, 1999 by and between Existing Borrower and Lender (as previously amended, as amended hereby and as further amended, modified and restated from time to time, the "Loan Agreement”), Lender agreed to make available to Existing Borrower a revolving credit loan (the "Loan");

WHEREAS, Existing Borrower has informed Lender that Moms California “has entered into a Stock Purchase Agreement, dated January 4, 2004 (the "North American Stock Purchase Agreement"), with Michael Stone and Jonathan Spanner (collectively, "North American Seller"), pursuant to which North American Seller will sell to Moms California all of the issued and outstanding shares of capital stock of North American Home Health Supply, Inc., a California corporation, for aggregate consideration of $6,375,000 and warrants to purchase 150,000 shares of common stock of Allion, payable in accordance with Section 1.5 and Section 1.6 of the North American Stock Purchase Agreement, and subject to adjustment as set forth in Section 1.7 of the North American Stock Purchase Agreement (such sale, the "Proposed Transaction");

WHEREAS, Section 7.4 of the Loan Agreement prohibits Existing Borrower from acquiring all or substantially all of the capital stock of any Person (as defined in the Loan Agreement) if the aggregate consideration payable in respect of any single acquisition exceeds $1,000,000;

WHEREAS, in connection with the closing of the North American Transaction, Existing Borrower has requested that Lender provide its written consent to the North American Transaction, permit the issuance of subordinated, unsecured promissory notes in an aggregate principal amount of $1,375,000 by Moms California for the purpose of funding a portion of the purchase price of the North American Transaction, and make certain other modifications to the Loan Agreement; and

WHEREAS, Existing Borrower has requested that Additional Borrower join in and become borrowers under the Loan Agreement, and Additional Borrower desires to join in and become borrowers under the Loan Agreement;

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower hereby agree as follows:

Section 1.   Definitions.   Unless otherwise defined in this Amendment, all capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Loan Agreement.

Section 2.   Amendments to Loan Agreement.   As of the Effective Date, the Loan Agreement shall be modified as follows:

(a)   Article I of the Loan Agreement is hereby amended by inserting the following:

"Section 1.34(a).   Outstanding Balance.   'Outstanding Balance', means, with respect to any Account and as of any date of determination thereof, the amount (which amount shall not be less than zero dollars) equal to the amount originally billed by Borrower for such Account to the Account Debtor thereunder minus (a) all cash collections and other Proceeds (as such term is defined in the Uniform Commercial Code as the same may, from to time, be in effect in the State of Maryland) of such Account received from or on behalf of the Account Debtor there under, and (b) all discounts or other modifications that reduce the amount due on such Account, all as determined by Lender.

(b)   Section 1.42 of the Loan Agreement is hereby amended by adding at the end thereof the following sentence:

"Notwithstanding the foregoing, the Accounts of North American Home Health Supply, Inc. shall not be Qualified Accounts until such time as Lender has completed an audit and appraisal with respect to such Accounts with results satisfactory to Lender in its sole discretion.”

(c)   Section 1.47(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

"Section 1.47(a).   Stock Purchase Agreement. 'Stock Purchase Agreement' means, collectively, (i) that certain Stock Purchase Agreement, dated May 1, 2003, by and among Moms Pharmacy, Inc., a California corporation, Allion, Darin A. Peterson and Allan H. Peterson, and (ii) that certain Stock Purchase Agreement, dated January 4, 2005, by and among Moms Pharmacy, Inc., a California corporation, Michael Stone and Jonathan Spanier."

(d)   Section 1.47(b) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

"Section 1.47(b).   Subordinated Obligations.   'Subordinated Obligations' means, collectively, (i) those certain Subordinated Secured Promissory Notes due May 1, 2005 issued by Allion on May 1, 2003 to Darin A. Peterson and Allan H. Peterson, in an aggregate principal amount of $1,250,000, (ii) that certain Indemnity Agreement between Borrower and John Pappajohn dated as of November 1, 2000, (iii) those certain Promissory Notes due January 1, 2006 issued by Moms Pharmacy, Inc., a California corporation, on January 4, 2005 to Michael Stone and Jonathan Spanier, in an aggregate principal amount of $675,000, and (iv) those certain Promissory Notes due January 1, 2007 issued by Moms Pharmacy, Inc., a California corporation, on January 4, 2005 to Michael Stone and Jonathan Spanier, in an aggregate principal amount of $700,000."

(e)   Section 1.47(c) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

"Section, 1.47(c).   Subordination Agreement.   'Subordination Agreements' means, collectively, (i) that certain Subordination Agreement, dated as of January 31, 2003, by and among Borrower, Lender and John Pappajohn, (ii) that certain Subordination Agreement, dated as of May 1, 2003, by and among Borrower, Lender, Darin A. Peterson and Allan H. Peterson, and (iii) that certain Subordination Agreement, dated as of January 4, 2005, by and among Borrower, Lender, Michael Stone and Jonathan Spanier."

(f)   Section 2.1(d) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

"(d)  Subject to the terms and conditions of this Agreement, advances of Revolving Credit Loans shall be made to Borrower against a borrowing base equal to eighty-five percent (85%) of the aggregate Outstanding Balance at such time of the Qualified Accounts due and owing to Borrower from any Medicaid/Medicare Account Debtor, Insurer or other Account Debtor (the "Borrowing Base"). The Borrowing Base (including the eligibility of Accounts) shall be determined by Lender based on the most recent Borrowing Base certificate delivered to Lender in accordance with this Agreement and such other information as may be available to Lender. Without limiting any other rights and remedies of Lender hereunder or under the other Loan Documents, Lender shall have the continuing right to impose on the Borrowing Base reserves, and to increase or decrease such reserves, from time to time if and to the extent that, in Lender's good faith credit judgment, such reserves are necessary, including to protect Lender's interest in the Collateral or to protect Lender against possible non-payment of Accounts for any reason by Account Debtors or possible diminution of the value of any Collateral or possible non-payment of any of the Obligations or for any taxes or customs duties or in respect of any state of facts which may constitute a default under this Agreement. Lender may, at its option, impose reserves by designating as ineligible a sufficient amount of Accounts, which would otherwise be Qualified Accounts, so as to reduce the Borrowing Base by the amount of the intended reserve(s). Lender, in its good faith credit judgment, may further adjust the Borrowing Base by applying percentages (known as "Liquidity Factors") to Qualified Accounts by payor class based upon Borrower's actual recent collection history for each such payer class (i.e., Medicare, commercial insurance, etc.) in a manner consistent with Lender's underwriting practices and procedures, and Lender may adjust such Liquidity Factors throughout the Term. Without limiting the generality of the foregoing, any determination as to whether there is availability within the Borrowing Base for advances or extensions of credit shall be made by Fender in its good faith discretion, consistent with Lender's underwriting practices and procedures, and is final and binding upon Borrower."

(g)   Section 6.23 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

"Section 6.23.   Net Worth.   Borrower will not at any time allow its consolidated tangible net worth, as computed in accordance with GAAP, to fall below the sum of (a) (-$7,800,000) (i.e., negative $7,800,000) (until the financial statements for Borrower as of March 31, 2005 are delivered pursuant to Section 6.1(iii), at which time the amount of this clause (a) shall equal the greater (calculated in terms of absolute number) of (i) (-$7,800,000) (i.e., negative $7,800,000) and (ii) Borrower's consolidated tangible net worth, as computed in accordance with GAAP, as of March 31, 2005 based on such financial statements, but in any event not less than (-$8,500,000) (i.e., negative $8,500,000) minus $500,000, plus (b) fifty percent (50%) of Borrower's consolidated net income (as computed in accordance with GAAP) for each fiscal quarter of Borrower (beginning with the fiscal quarter ending June 30, 2005) for which consolidated net income is positive, plus (c) one hundred percent (100%) of the net cash proceeds of any offering by Borrower of common equity consummated after January 1, 2005, plus (d) 100% of any capital contribution made to Borrower or any of its subsidiaries after January 1, 2005 by any holder of Borrower's capital stock and plus (e) one hundred percent (100%) of any increase in stockholders' equity on the consolidated balance sheet of Borrower that results from any adjustment to stockholders' equity during any fiscal month of Borrower. ‘Tangible net worth’ means assets (excluding intangible assets) less liabilities. ‘Intangible assets’ means all intangible assets (determined in conformity with GAAP) including, without limitation, goodwill, intellectual property, licenses, organizational costs, deferred amounts, covenants not to compete, unearned income and restricted funds. Lender shall verify Borrower's compliance with this section by review of Borrower's internally prepared monthly financial statements and annual audited financial statements, which are required to be delivered to Lender pursuant to Section 6.1."

(h)   Section 7.1 of the Loan Agreement is hereby amended by deleting clause (viii) thereof in its entirety and inserting the following:

"(viii)  indebtedness of Allion in respect of the Subordinated Obligations in an aggregate principal amount not to exceed $3,000,000 (in the case of such Subordinated Obligations issued to John Pappajohn) or $1,250,000 (in the case of such Subordinated Obligations issued to Darin A. Peterson and Allan H. Peterson); and (ix) unsecured indebtedness of Moms Pharmacy, Inc., a California corporation, in respect of the Subordinated Obligations in an aggregate principal amount not to exceed $6,375,000 (in the case of such Subordinated Obligations issued to Michael Stone and Jonathan Spanier) less any reduction in such amount pursuant to the Stock Purchase Agreement executed by Michael Stone and Jonathan Spanier."

(i)   Section 7.19 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

"Section 7.19.   Restricted Payments.   Borrower will not make any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, or any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any of the Subordinated Obligations, except (a) scheduled payments of principal and interest with respect thereto and payments of principal with respect to the Subordinated Obligations issued to Darin A. Peterson and Allan H. Peterson upon the occurrence of an Early Maturity Date thereunder (and as defined therein); (b) payments of principal in an aggregate amount of $675,000 (less any reduction in such amount pursuant to the Stock Purchase Agreement executed by Michael Stone and Jonathan Spanier) and interest with respect thereto on January 1, 2006 with respect to the Subordinated Obligations issued to Michael Stone and Jonathan Spanier that mature on such date, and (c) payments of principal in an aggregate amount of $700,000 (less any reduction in such amount pursuant to the Stock Purchase Agreement executed by Michael Stone and Jonathan Spanier) and interest with respect thereto on January 1, 2007 with respect to the Subordinated Obligations issued to Michael Stone and Jonathan Spanier that mature on such date; provided that, in each such case (i.e., clauses (a) through (c) above), both before and after giving effect to any such payment and any Loans funded in connection therewith, (i) no default or Event of Default has occurred and is continuing or would result after giving effect thereto and (ii) such payment shall be made at such times as will permit the delivery of financial statements necessary to determine current compliance with the financial covenants set forth herein prior to each such payment; provided, further, that in the case of clauses (b) and (c) above, both before and after giving effect to any such payment and any Loans funded in connection therewith, the aggregate unrestricted cash of Borrower and availability in the Borrowing Base shall equal or exceed $1,000,000."

(j)   All the schedules to the Loan Agreement are hereby amended and restated in their entirety in the form of the schedules attached to this Amendment (the "Updated Schedules"). The Updated Schedules update all information as necessary to make the schedules previously delivered correct. Borrower hereby represents and warrants that the information set forth on the Updated Schedules is true and correct as of the date of this Amendment. The Updated Schedules are hereby incorporated into the Loan Agreement as if originally set forth therein.

Section 3.   Consent.   In reliance on the information previously provided by Borrower to Lender regarding the Proposed Transaction, including but not limited to the fully executed Stock Purchase Agreement (together with any and all exhibits and schedules thereto), Lender hereby consents to the Proposed Transaction on the terms and conditions set forth in the Stock Purchase Agreement as in effect on the date hereof.

Section 4.   Additional Borrower.   The Additional Borrower shall from and hereafter be a "Borrower" for all purposes of the Loan Agreement and all other Loan Documents and, by its execution hereof, hereby joins in as a co-maker (with all other Borrowers) of and borrower under the Note. The terms of the Note, as so amended, are incorporated herein by this reference and made a part hereof. Accordingly, the Additional Borrower hereby agrees to be bound by all of the terms, conditions, covenants, representations, warranties, and other agreements set forth in the Loan Agreement with the same force and effect as if the Additional Borrower had been named a Borrower in the Loan Agreement. Without limiting the generality of the foregoing, the Additional Borrower hereby grants to Lender a continuing first priority lien on and security interest in, upon, and to the Collateral, pursuant to and in accordance with the terms of the Loan Agreement.

Section 5.   Confirmation of Representations and Warranties.   Each Borrower hereby (a) confirms that all of the representations and warranties set forth in Article IV of the Loan Agreement are true and correct with respect to such entity (except to the extent such representation or warranty relates to a particular date, in which case, such confirmation relates to such date), and (b) specifically represents and warrants to Lender that it has good and marketable title to all of its Collateral, free and clear of any lien or security interest in favor of any other person or entity.

Section 6.   Fees; Expenses.

Notwithstanding anything in this Amendment to the contrary, Borrower shall be responsible for payment of legal fees for the services of Lender's in-house counsel in connection with the preparation of this Amendment. Lender shall be entitled to deduct, and Borrower by its signature below hereby authorizes Lender to deduct, the full amount of the fees set forth in this Section 6 from the proceeds of the next subsequent Revolving Credit Loan made by Lender under the Loan Agreement (as amended hereby).

Section 7.   Enforceability.   This Amendment constitutes the legal, valid and binding obligation of each Borrower and Lender, and is enforceable against each Borrower and Lender in accordance with its terms.

Section 8.   Conditions to Effectiveness.   This Amendment shall become effective on the date that all of the following conditions are satisfied in Lender's sole discretion (such date, the "Effective Date"):

(a)   Lender shall have received two (2) originals of this Amendment duly executed by an authorized officer of each entity comprising Borrower;

(b)   Lender shall have received a Second Amended and Restated Revolving Credit Note duly executed by an authorized officer of each entity comprising Borrower;

(c)   Lender's receipt of a (i) Secretary's Certificate, (ii) Incumbency Certificate, (iii) Board of Directors Resolution and (iv) Certificate of Chief Financial Officer, in substantially the form provided to Additional Borrower by Lender, for each entity comprising Additional Borrower and duly executed as required by the terms of each such document;

(d)   Lender's receipt of the Updated Schedules;

(e)   Lender's receipt of an executed third party legal opinion substantially in substantially the form previously provided to Borrower,

(f)   Lender shall have received fully executed copies of the Stock Purchase Agreement and the Subordinated Obligations, and all other agreements and instruments executed in connection therewith;

(g)   (i) The Proposed Transaction shall have been consummated in accordance with the terms and conditions of the Stock Purchase Agreement as in effect on the date hereof, (ii) the issuance of the Subordinated Obligations shall have been consummated in accordance with the terms of the Subordinated Obligations as in effect on the date hereof and (iii) Borrower shall have received net cash proceeds of at least $3,500,000 in connection with the issuance of capital stock of Allion;

(h)   Lender shall have received the Subordination Agreements, duly executed by an authorized officer of each entity comprising Borrower and each of the holders of the Subordinated Obligations;

(i)   there shall have occurred and be continuing no Event of Default and no event which, with the giving of notice or the lapse of time or both, could constitute such an Event of Default and, after giving effect to this Amendment, there shall have occurred no Event of Default and no Event which, with the giving of notice or lapse of time or both, could constitute an Event of Default; and

(j)   the representations and warranties set forth in Section 5 of this Amendment and in Article IV of the Loan Agreement shall be true and correct as of the date hereof and after giving effect to this Amendment (unless any such representation or warranty by its terms is intended to refer specifically to any earlier date, in which case such representation or warranty shall have been true and correct as of such date).

This Amendment shall be effective on the date hereof notwithstanding Borrower's failure to satisfy the conditions set forth in clauses (c), (d) and (e), provided that each and every one of those conditions is satisfied in Lender's sole discretion on or before January 14, 2005, and Borrower acknowledges and agrees that Borrower's failure to satisfy each and every one of those conditions on or before such date shall constitute an immediate Event of Default under the Loan Agreement.

Section 9.   Reference to the Effect on the Loan Agreement.

(a)   Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of similar import shall mean and be a reference to the Loan Agreement as amended by this Amendment.

(b)   Except as specifically amended above, the Loan Agreement, and all other Loan Documents, shall remain in full force and effect, and are hereby ratified and confirmed.

(c)   The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided in this Amendment, operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments and agreements executed or delivered in connection with the Loan Agreement.

Section 10.   Governing Law.   This Amendment shall be governed by and construed in accordance with the laws of the State of Maryland without regard to any otherwise applicable conflicts of law principles.

Section 11.   Headings.   Section headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

Section 12.   Counterparts.   This Amendment may be executed in counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, the parties have caused this Amendment No. 5 and Consent to Loan and Security Agreement to be exited as of the date first written above.

LENDER:

GE HFS HOLDINGS, INC.,
a Delaware corporation

By: /s/ R. Hanes Whiteley
Name: R. Hanes Whiteley
Title: Duly Authorized Signatory

BORROWERS:

ALLION HEALTHCARE, INC.,
a Delaware corporation

By: /s/ Michael P. Moran
Name: Michael P. Moran
Title: President & CEO

MAIL ORDER MEDS OF TEXAS, INC.,
a Texas corporation

By: /s/ Michael P. Moran
Name: Michael P. Moran
Title: President & CEO

MOMS PHARMACY, INC.,
a New York corporation

By: /s/ Michael P. Moran
Name: Michael P. Moran
Title: President & CEO

MOMS PHARMACY, INC.,
a California corporation

By: /s/ Michael P. Moran
Name: Michael P. Moran
Title: President & CEO

MOMS PHARMACY, LLC,
a Florida limited liability company

By: /s/ Michael P. Moran
Name: Michael P. Moran
Title: President & CEO

MEDICINE MADE EASY,
a California corporation

By: /s/ Michael P. Moran
Name: Michael P. Moran
Title: President & CEO

NORTH AMERICAN HOME HEALTH SUPPLY, INC.,
a California corporation

By: /s/ Michael P. Moran
Name: Michael P. Moran
Title: President & CEO